EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (the “Report”) by Sonesta International Hotels Corporation (the “Company”), we, Roger P. Sonnabend, Paul Sonnabend and Boy A. J. van Riel, in our respective positions of Chief Executive Officer, Chief Financial Officer and Treasurer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

•                  the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Boston, May 12, 2003

/s/ Roger P. Sonnabend
	Name:	Roger P. Sonnabend
:	Title:	Chairman of the Board and Chief Executive Officer

/s/ Paul Sonnabend
	Name:	Paul Sonnabend
	Title:	Chairman of the Executive Committee
and Chief Financial Officer

/s/ Boy A. J. van Riel
	Name:	Boy A. J. van Riel
	Title:	Vice President and Treasurer